Exhibit 23.1

PricewaterhouseCoopers                             PricewaterhouseCoopers
                                                   Accountants N.V.
                                                   Holplein 19
                                                   3030 AC Rotterdam
                                                   P.O. Box 381
                                                   3000 AW Rotterdam
                                                   The Netherlands
                                                   Telephone +31 (10) 400 66 00
                                                   Facsimile +31 (10) 400 86 70
                                                   www.pwcglobal.com/nl

To the Board of Directors of
CNH Global N.V.









We hereby consent to the inclusion and incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2000 relating to the consolidated financial statements of CNH Global N.V. for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


March 31, 2003




/s/ PricewaterhouseCoopers Accountants N.V.
PricewaterhouseCoopers Accountants N.V.